News Release

Amkor Technology Reports Third Quarter 2011 Financial Results

Third Quarter 2011

•	Net sales $740 million

•	Gross margin 17%

•	Net income $27 million

•	Earnings per diluted share $0.11

CHANDLER, Ariz. - October 27, 2011 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor assembly and test services, today announced financial results for the third quarter ended September 30, 2011, with net sales of $740 million, net income of $27 million, and earnings per diluted share of $0.11.

“Sequential sales were up 8%, driven by solid demand in communications, particularly for smartphones and tablets, and the seasonal increase in the consumer area led by our strong position in gaming,” said Ken Joyce, Amkor's president and chief executive officer. “Although gross margin and earnings per share were within our guidance range, the profitability challenges we have been experiencing in 2011 continue to be an issue. We are committed to addressing these challenges and are currently focused on rationalizing our cost structure and improving utilization.”

Selected financial information for the third quarter 2011 is as follows:

•	Net Sales: $740 million, up 8% from $688 million in the prior quarter, and down 7% from $794 million in the third quarter 2010

•	Gross Margin: 17%, compared to 19% in the prior quarter, and 24% in the third quarter 2010

•	Net Income: $27 million, up from $14 million in the prior quarter, and down from $78 million in the third quarter 2010

•	Earnings Per Diluted Share: $0.11, up from $0.07 in the prior quarter, and down from $0.30 in the third quarter 2010

“Our third quarter gross margin of 17% declined from the second quarter due primarily to higher gold prices and restructuring costs associated with downsizing our work force as part of our ongoing cost reduction initiatives,” said Joanne Solomon, Amkor's executive vice president and chief financial officer. “We recorded a charge of $5 million in the quarter for the restructuring (or $0.02 per diluted share), with most of the cost being included in our cost of goods sold.”

“Capital additions were $123 million during the third quarter, primarily in support of our newest and most advanced interconnect technologies for wireless communications packages, including flip chip CSP, flip chip stacked CSP and fine pitch copper pillar flip chip,” said Solomon.

“On August 30, 2011, the Board of Directors authorized the repurchase of up to $150 million of our common stock,” continued Solomon. “During the third quarter we repurchased a total of 10.9 million shares for a purchase price of $49 million. We believe this investment in our company enhances stockholder value and reflects our confidence in Amkor's future.”

Cash and cash equivalents were $483 million, and net debt was $843 million, at September 30, 2011.

Selected operating data for the third quarter 2011 is included in a section before the financial statements.

Business Outlook

“Based on the current level of demand for smartphones and tablets, our wireless communications business is expected to remain strong in the fourth quarter,” said Joyce. “However, we see a general softening in demand in other areas during the fourth quarter driven by the uncertain macroeconomic environment coupled with the normal seasonal decline in gaming.”

“Capital additions for the fourth quarter are expected to be in the range of $100 million to $125 million. These investments are targeted to support specific opportunities for key customers in smartphones and tablets, for research and development of the next generation interconnect technologies such as wafer-level fan out and Through Silicon Via, and for cost-down initiatives in our factories,” added Joyce.

Based upon the currently available information, we have the following expectations for the fourth quarter 2011:

•	Net sales of $650 million to $700 million, down 5% to 12% from the prior quarter

•	Gross margin of 15% to 18%

•	Net income of $3 million to $25 million, or $0.03 to $0.11 per diluted share

•	Capital additions of $100 million to $125 million for the fourth quarter, and capital additions of $425 million to $450 million for the full year

Conference Call Information

Amkor will conduct a conference call on October 27, 2011, at 5:00 p.m. Eastern Daylight Time. This call is being webcast and can be accessed at Amkor's web site: www.amkor.com. You may also access the call by dialing 877-941-0843. A replay of the call will be made available at Amkor's web site or by dialing 800-406-7325 (access pass code #4478852). The webcast is also being distributed over Thomson Reuters' Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Reuters' individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Reuters' Individual Investor Network. Institutional investors can access the call via Thomson Reuters' password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company's SEC filings and on Amkor's website: www.amkor.com.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements made regarding: our continuing challenges to profitability and our focus on rationalizing our cost structure and improving utilization, our ongoing cost reduction initiatives, the level of demand for smartphones and tablets and the strength of our wireless communications business in the fourth quarter, the demand in other business areas in the fourth quarter, the uncertain macroeconomic environment and demand for gaming in the fourth quarter, the amount and timing of our capital additions, the targeting of our capital additions to support specific opportunities for key customers in smartphones and tablets, for research and development of the next generation interconnect technologies, and for cost-down initiatives in our factories, and our current business outlook for the fourth quarter 2011, including our expected net sales, gross margin, net income, earnings per diluted share and capital additions. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the highly unpredictable nature of the semiconductor industry;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers;

•	timing and volume of orders relative to production capacity and inability to achieve high capacity utilization rates;

•	volatility of consumer demand and weakness in forecasts from our customers for products incorporating our semiconductor packages;

•	dependence on key customers;

•	customer modification of and follow through with respect to forecasts provided to us;

•
changes in tax rates and taxes as a result of changes in tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow to fund capital additions;

•	the effects of a recession or other downturn in the U.S. and other economies worldwide;

•	disruptions or deficiencies in our controls resulting from the implementation of our new enterprise resource planning system;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters;

•	worldwide economic effects of terrorist attacks, natural disasters and military conflict;

•	our ability to control costs;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	exchange rate fluctuations;

•	dependence on key personnel;

•	difficulties in managing growth;

•	enforcement of intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2010 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:

Amkor Technology, Inc., Chandler
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2011	Q2 2011	Q3 2010
Sales Data:
Packaging services (in millions):
Chip scale package	$247	$211	$244
Leadframe	180	188	204
Ball grid array	194	167	212
Other packaging	46	46	52
Packaging services	667	612	712
Test services	73	76	82
Total sales	$740	$688	$794

Packaging services:
Chip scale package	34%	31%	31%
Leadframe	24%	27%	26%
Ball grid array	26%	24%	27%
Other packaging	6%	7%	6%
Packaging services	90%	89%	90%
Test services	10%	11%	10%
Total sales	100%	100%	100%

Packaged units (in millions):
Chip scale package	459	440	618
Leadframe	1,511	1,671	2,185
Ball grid array	83	72	72
Other packaging	4	3	8
Total packaged units	2,057	2,186	2,883

Net sales from top ten customers	63%	60%	55%

Capacity Utilization (Packaging and test utilization separately presented beginning in Q4 2010. Prior periods were recalculated based on current methodology for comparability):
Packaging	79%	76%	85%
Test	76%	78%	87%

End Market Distribution Data (An approximation including representative devices and applications based on a sampling of our largest customers. Prior periods were revised for an expanded sampling methodology and refinement of our classifications):

Communications (cell phones, tablets, Ethernet, WiMAX, wireless LAN)	40%	38%	34%
Consumer (gaming, set top boxes, TV, portable media)	27%	26%	30%
Computing (PCs, servers, displays, hard disk drive, printers)	12%	12%	14%
Networking (infrastructure, routers, network servers)	12%	13%	13%
Other (auto, industrial)	9%	11%	9%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100%	100%	100%
Cost of sales:
Materials	45%	43%	43%
Labor	15%	15%	12%
Other manufacturing	23%	23%	21%
Gross margin	17%	19%	24%

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2011	Q2 2011	Q3 2010
	(In millions, except per share data)
Capital Investment Data:
Property, plant and equipment additions	$123	$97	$171
Net change in related accounts payable and deposits	(23)	14	(37)
Purchases of property, plant and equipment	$100	$111	$134
Depreciation and amortization	$83	$83	$83

Free Cash Flow Data:
Net cash provided by operating activities	$142	$114	$176
Less purchases of property, plant and equipment	(100)	(111)	(134)
Free cash flow*	$42	$3	$42

Earnings per Share Data:
Net income attributable to Amkor - basic	$27	$14	$78

Adjustment for dilutive securities on net income:
Interest on 2.5% convertible notes due 2011, net of tax	—	—	—
Interest on 6.25% convertible notes due 2013, net of tax	—	—	2
Interest on 6.0% convertible notes due 2014, net of tax	4	5	4
Net income attributable to Amkor - diluted	$31	$19	$84

Weighted average shares outstanding - basic**	195	197	183
Effect of dilutive securities:
Stock options and unvested restricted shares	—	—	—
2.5% convertible notes due 2011	—	—	3
6.25% convertible notes due 2013	—	—	13
6.0% convertible notes due 2014	83	83	83
Weighted average shares outstanding - diluted	278	280	282

Net income attributable to Amkor per common share:
Basic	$0.14	$0.07	$0.42
Diluted	$0.11	$0.07	$0.30

*
We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is not defined by U.S. GAAP. However, we believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions.

However, this measure should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with U.S. GAAP, and our definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

**
During the third quarter we repurchased a total of 10.9 million shares for a purchase price of $48.7 million. From October 1, 2011, through October 26, 2011, we repurchased an additional 6.2 million shares for a purchase price of $28.7 million, for a cumulative total of 17.1 million shares for a purchase price of $77.4 million.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2011	2010	2011	2010
	(In thousands, except per share data)
Net sales	$740,007	$793,971	$2,092,590	$2,188,874
Cost of sales	617,768	605,713	1,713,848	1,684,461
Gross profit	122,239	188,258	378,742	504,413
Operating expenses:
Selling, general and administrative	65,011	57,735	190,853	180,387
Research and development	13,233	12,669	37,921	36,437
Total operating expenses	78,244	70,404	228,774	216,824
Operating income	43,995	117,854	149,968	287,589
Other expense (income):
Interest expense	17,594	19,614	55,992	66,393
Interest expense, related party	3,492	3,812	8,902	11,437
Interest income	(648)	(695)	(1,788)	(2,275)
Foreign currency (gain) loss	(3,005)	8,456	1,658	9,010
Loss on debt retirement, net	—	235	15,531	18,042
Equity in earnings of unconsolidated affiliate	(3,034)	(2,174)	(6,641)	(4,883)
Other income, net	(226)	(85)	(695)	(475)
Total other expense, net	14,173	29,163	72,959	97,249
Income before income taxes	29,822	88,691	77,009	190,340
Income tax expense	2,499	10,321	9,475	8,954
Net income	27,323	78,370	67,534	181,386
Net loss (income) attributable to noncontrolling interests	44	(350)	(576)	(19)
Net income attributable to Amkor	$27,367	$78,020	$66,958	$181,367

Net income attributable to Amkor per common share:
Basic	$0.14	$0.42	$0.34	$0.99
Diluted	$0.11	$0.30	$0.28	$0.70

Shares used in computing per common share amounts:
Basic	195,364	183,340	195,510	183,280
Diluted	278,068	282,495	278,529	282,523

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2011	December 31, 2010

	(In thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$483,390	$404,998
Restricted cash	19,719	17,782
Accounts receivable:
Trade, net of allowances	351,636	392,327
Other	22,326	17,970
Inventories	224,046	191,072
Other current assets	35,332	37,918
Total current assets	1,136,449	1,062,067

Property, plant and equipment, net	1,614,786	1,537,226
Intangibles, net	9,725	13,524
Investments	36,883	28,215
Restricted cash	2,178	1,945
Other assets	89,366	93,845
Total assets	$2,889,387	$2,736,822
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$100,322	$150,081
Trade accounts payable	470,146	443,333
Accrued expenses	204,807	178,794
Total current liabilities	775,275	772,208

Long-term debt	1,000,638	964,219
Long-term debt, related party	225,000	250,000
Pension and severance obligations	118,492	103,543
Other non-current liabilities	6,454	10,171
Total liabilities	2,125,859	2,100,141

Equity:
Amkor stockholders' equity:
Preferred stock	—	—
Common stock	197	183
Additional paid-in capital	1,610,274	1,504,927
Accumulated deficit	(823,312)	(890,270)
Accumulated other comprehensive income	19,024	15,457
Treasury stock	(49,899)	(284)
Total Amkor stockholders' equity	756,284	630,013
Noncontrolling interests in subsidiaries	7,244	6,668
Total equity	763,528	636,681
Total liabilities and equity	$2,889,387	$2,736,822

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,

	2011	2010
	(In thousands)
Cash flows from operating activities:
Net income	$67,534	$181,386
Depreciation and amortization	249,543	237,225
Loss on debt retirement, net	10,557	10,562
Other operating activities and non-cash items	1,537	(707)
Changes in assets and liabilities	46,621	(61,504)
Net cash provided by operating activities	375,792	366,962

Cash flows from investing activities:
Purchases of property, plant and equipment	(324,349)	(276,672)
Proceeds from the sale of property, plant and equipment	15,333	2,399
Financing lease payment from unconsolidated affiliate	7,741	10,087
Other investing activities	(5,654)	(10,781)
Net cash used in investing activities	(306,929)	(274,967)

Cash flows from financing activities:
Borrowings under revolving credit facilities	26,567	18,261
Payments under revolving credit facilities	(21,567)	(49,253)
Proceeds from issuance of long-term debt	348,236	611,007
Proceeds from issuance of long-term debt, related party	75,000	—
Payments of long-term debt, net of redemption premiums and discounts	(373,655)	(643,793)
Payments for debt issuance costs	(5,875)	(7,737)
Payments for repurchase of common stock	(41,543)	—
Proceeds from the issuance of stock through share-based compensation plans	933	881
Payments of tax withholding for restricted shares	(793)	—
Net cash provided by (used in) financing activities	7,303	(70,634)

Effect of exchange rate fluctuations on cash and cash equivalents	2,226	731

Net increase in cash and cash equivalents	78,392	22,092
Cash and cash equivalents, beginning of period	404,998	395,406
Cash and cash equivalents, end of period	$483,390	$417,498